UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CARDIOVASCULAR SYSTEMS, INC.
 (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to Proxy Statement
Cardiovascular Systems, Inc.
1225 Old Highway 8 NW
St. Paul, Minnesota 55112
Telephone: 877-CSI-0360

This Amendment No. 1 supplements and amends the definitive proxy statement of Cardiovascular Systems, Inc. (the “Company”) for its 2017 Annual Meeting of Stockholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on October 3, 2017.

The first purpose of this Amendment No. 1 is to update the Company’s discussion of the shares available for awards under its 2017 Equity Incentive Plan, which appears in the “Shares Available for Awards” section of Proposal 2 in the Proxy Statement. The third paragraph of such section is amended and restated to read in its entirety as follows:

“Unless and until the Administrator of the 2017 Plan determines that a specific award to a covered employee is not performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (in which case the following limits will not apply to that award):

•	no person may be granted options or stock appreciation rights under the 2017 Plan for more than 500,000 shares of common stock in any fiscal year;

•	no person may be granted restricted stock awards or restricted stock unit awards under the 2017 Plan for more than 300,000 shares of common stock in any fiscal year;

•	no person may be granted share-based performance awards in any fiscal year covering more than 300,000 shares or cash-based performance awards in any fiscal covering more than of $5,000,000; and

•	the maximum value of all awards granted under the 2017 Plan in any one fiscal year to any “non-employee director” will be, in the aggregate, $500,000.”

The second purpose of this Amendment No. 1 is to update the number of issued and outstanding shares of Company common stock on the record date for the Annual Meeting, and to update related disclosures regarding beneficial ownership as of the record date. After filing the Proxy Statement, it was discovered that the number of outstanding shares of common stock on the record date as reflected in the Proxy Statement inadvertently omitted certain shares of unvested restricted common stock granted to employees of the Company.

Each mention of the number of shares outstanding as of the record date in the Proxy Statement is amended and restated to read “34,151,502 shares,” and each mention of the number of shares required for a quorum at the Annual Meeting is amended and restated to read “17,075,752.”

Additionally, in the section entitled “Security Ownership of Certain Beneficial Owners and Management,” the percentage of shares beneficially owned by each of the following is amended and restated as follows:

•	All Directors and Executive Officers as a Group (12 individuals) - 3.0%

•	Wellington Management Group LLP - 7.3%

•	Camber Capital Management LLC - 7.3%

•	Brown Capital Management, LLC - 7.2%

•	BlackRock, Inc. - 6.6%

Finally, due to the updated number of outstanding shares of common stock, Champlain Investment Partners, LLC is no longer a 5% stockholder of the Company and is therefore deleted from the table under “Security Ownership of Certain Beneficial Owners and Management.”

Additional Information

This material is first being distributed to stockholders on or about October 26, 2017, and should be read together with the Proxy Statement. Proxies that have already been submitted, and which are not subsequently revoked or changed as described below, will be voted at the virtual Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement. You can revoke your proxy at any time before the final vote at the virtual Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may submit another properly completed proxy card with a later date.

•	You may submit a new vote by telephone or Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 1225 Old Highway 8 NW, St. Paul, Minnesota 55112.

•	You may attend the virtual Annual Meeting and vote through www.virtualshareholdermeeting.com/CSII. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Except for the amendments set forth above, this amendment does not modify, amend, supplement or otherwise affect the Proxy Statement. To the extent that information in this amendment differs from information disclosed in the Proxy Statement, the information in this amendment applies. The Proxy Statement and this amendment have been filed with the Securities and Exchange Commission and are also available in digital form for download or review at http://www.proxyvote.com and http://www.csi360proxy.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON NOVEMBER 15, 2017:

The Proxy Statement (including this amendment) and Fiscal 2017 Annual Report to Stockholders are available at
http://www.proxyvote.com and http://www.csi360proxy.com